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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 28, 1998 for the financial statements of Gainor Medical Management, LLC and Affiliated Companies as of December 31, 1997 and 1996 and for the two years then ended, included in this Form 8-K, into Matria Healthcare, Inc.'s previously filed registration statements (Nos. 333-69347, 333-02283, 333-01883, and 333-01539).



ARTHUR ANDERSEN LLP

Atlanta, Georgia
April 2, 1999